UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

KKR Financial Holdings LLC

(Exact Name of Registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor San Francisco, California	94104
(Address of principal executive office)	(Zip Code)

415-315-3620

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On November 30, 2012, KKR Financial Holdings LLC (the “Company”) entered into a new Credit Agreement (the “Credit Agreement”) with Citibank, N.A., Bank of America, N.A., Deutsche Bank AG New York Branch, Morgan Stanley Bank, N.A., Royal Bank of Canada, Société Générale and Wells Fargo Bank, National Association, providing for a three-year $150 million revolving credit facility.  The Company may obtain additional commitments under the Credit Agreement so long as the aggregate amount of commitments at any time does not exceed $350 million.

The Company has the right to prepay loans under the Credit Agreement in whole or in part at any time. Amounts prepaid may be re-borrowed (subject to customary conditions) and all amounts borrowed under the Credit Agreement must be repaid on or before November 30, 2015.  In connection with entering into the Credit Agreement, the Company terminated the commitments under its existing asset-based revolving credit facility.

Loans under the Credit Agreement bear interest at a rate equal to, at the Company’s option, LIBOR plus 2.25% per annum, or an alternate base rate plus 1.25% per annum.  Ongoing extensions of credit under the Credit Agreement are subject to customary conditions.  The Credit Agreement also contains covenants that require the Company satisfy a net worth financial test and maintain certain ratios relating to leverage and consolidated total assets.  In addition, the Credit Agreement contains customary negative covenants applicable to the Company and its subsidiaries, including negative covenants that restrict the ability of such entities to, among other things, (i) incur additional indebtedness, (ii) allow certain liens to attach to such entities’ assets, and (iii) make distributions to holders of common shares or make certain other restricted payments.  The Credit Agreement also includes other covenants, representations, warranties, indemnities and events of default, that are customary for facilities of this type, including events of default relating to a change of control.

The Company’s obligations under the Credit Agreement are secured by a pledge of the capital stock of certain of its material subsidiaries.

The foregoing summary of the Credit Agreement and its terms and provisions is qualified in its entirety by reference to the text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 7.01. Regulation FD Disclosure.

On December 5, 2012, the Company issued a press release announcing the transaction described above under Item 1.01. A copy of this press release is attached hereto as Exhibit 99.1.  The information contained in this Item 7.01 and the attached press release is “furnished” but not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
10.1

Credit Agreement, dated as of November 30, 2012, among KKR Financial Holdings LLC, each lender from time to time party thereto, Citibank, N.A., as Swingline Lender and Issuing Bank, and Citibank, N.A., as Administrative Agent

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

By:	/s/ NICOLE J. MACARCHUK
Name: Nicole J. Macarchuk
Title: Secretary and General Counsel

Date:  December 5, 2012

Exhibit Index

Exhibit Number	Description
10.1

Credit Agreement, dated as of November 30, 2012, among KKR Financial Holdings LLC, each lender from time to time party thereto, Citibank, N.A., as Swingline Lender and Issuing Bank, and Citibank, N.A., as Administrative Agent

99.1	Press Release